Exhibit 99.1

National CineMedia, LLC
Announces Proposed Private Offering of
$400 Million of Senior Secured Notes due 2028

Centennial, CO – October 2, 2019 – National CineMedia, LLC (“NCM LLC”) and National CineMedia, Inc. (NASDAQ: NCMI) (together, the “Company”), the managing member and owner of 48.6% of NCM LLC, announced today that NCM LLC intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $400.0 million in aggregate principal amount of senior secured notes due 2028 (the “2028 Notes”). The 2028 Notes will be senior secured obligations of NCM LLC and secured equally and ratably with NCM LLC’s senior secured credit facility.
NCM LLC intends to use the net proceeds from the proposed offering, together with borrowings under NCM LLC’s revolving credit facility and/or available cash on hand, to finance the redemption of its existing $400.0 million in aggregate principal amount of senior secured notes due 2022 (the “2022 Notes”). The anticipated redemption of the 2022 Notes would occur after the consummation of the offering of the 2028 Notes.
The 2028 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. NCM LLC plans to offer and sell the 2028 Notes only to qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.
This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sales of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption with respect to NCM LLC’s existing 2022 Notes and such redemption shall not occur prior to the closing of the offering of the 2028 Notes.
About National CineMedia, Inc.
National CineMedia (NCM) is America’s Movie Network. As the #1 Millennial weekend network in the U.S., NCM is the connector between brands and movie audiences. According to Nielsen, more than 750 million moviegoers annually attend theaters that are currently under contract to present NCM’s Noovie pre-show in 57 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC, LON: CINE). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 21,000 screens in over 1,700 theaters in 188 Designated Market Areas® (all of the top 50). NCM Digital goes beyond the big screen, extending in-theater campaigns into online and mobile marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns a 48.6% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com and www.noovie.com.
Forward-Looking Statements
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, are made throughout this press release. Forward-looking statements reflect management’s current expectations or beliefs regarding future events, including with respect to the proposed 2028 Notes offering by NCM LLC, and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the offering and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. There can be no assurance that the proposed offering of 2028 Notes or the redemption of NCM LLC’s existing 2022 Notes will be completed as anticipated or at all.

INVESTOR CONTACT:	MEDIA CONTACT:
Ted Watson	Amy Jane Finnerty
800-844-0935	212-931-8117
investors@ncm.com	amy.finnerty@ncm.com